UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)
July 22, 2004

Vitran Corporation Inc.

(Exact name of registrant as specified in its charter)

CANADA (State or other jurisdiction of incorporation)	000-26256 (Commission File Number)	Not applicable (IRS Employer Identification No.)

185 The West Mall, Suite 701, Toronto, Ontario, Canada (Address of principal executive offices)	M9C 5L5 (Zip code)

416-596-7664

(Registrant’s telephone number,
including area code)

Item 5. Other Events

On July 22, 2004 the Registrant issued the press release attached hereto as Exhibit 99.1, and such press release is incorporated in its entirety by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

VITRAN CORPORATION INC.
	By:	/s/ Kevin A. Glass
		Name:	Kevin A. Glass
Date: July 22, 2004		Title:	Vice President Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description of Exhibit
99.1	Press Release – dated July 22, 2004
61% Increase in Net Income Highlights a Record Quarter for Vitran